70 Maxess Road ▪ Melville, NY 11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE
FIRST QUARTER OF FISCAL YEAR 2009

MELVILLE, NY, July 9, 2008 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial and operating results for the first quarter of fiscal 2009, reflecting the period ended May 31, 2008.

Net sales for the quarter ended May 31, 2008 increased to $200,152,000 as compared to $175,232,000 for the prior year’s fiscal period, an increase of 14.2%. Net income for the quarter was $1,155,000 or $.06 per diluted share as compared to net income of $1,688,000 or $.09 per diluted share for the first quarter of the prior year. Sequentially, net sales for the quarter ended May 31, 2008 increased approximately $6,469,000, or 3.3%, from $193,683,000 for the fourth quarter of fiscal 2008 and diluted earnings per share increased to $.06 from $.02.

The Company's results in fiscal 2009 include professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and related internal investigation being conducted by the Company's Audit Committee, (described in Exhibit B) that impact comparability with fiscal 2008. Excluding those fees, on a proforma basis diluted earnings per share would have been $.10 for the first quarter of fiscal 2009 and fiscal 2008.

Arthur Nadata, Chairman of the Board and Chief Executive Officer stated, "We are pleased with our continued sales growth. Despite professional fees related to the SEC's inquiry and related internal investigation involving Vitesse, our operating expenses as a percentage of sales have declined. We believe that the investments we’ve made in recent years have positioned us favorably to compete in our increasingly global industry, particularly in the high growth markets in Asia and Europe. Sales in Asia from our core business grew 63% in the May 31, 2008 quarter compared to the same period in 2007, while sales in Europe increased 51% over the prior year period,” he said.

According to Mr. Nadata, sales generated from the Company’s electronics components distribution business grew approximately 15% during the first quarter of fiscal 2009 to $185,922,000 from $162,114,000 driven primarily by increased market share in both the Asia/Pacific region and Europe, as well as the continued expansion of the Company’s base of electronics components suppliers and customers.

“Sales from our systems distribution business grew 8.5% to $14,230,000 during the first quarter of fiscal 2009, compared to $13,118,000 in the prior year, as a result of new leadership and our focus on higher margin, value-added opportunities with mid-tier customers,” Mr. Nadata said.

Mr. Nadata concluded, "In connection with our ongoing focus to improve operations and reduce expenses, we plan to consolidate our Melville, New York warehouse into our expanding Mississippi warehouse, which we expect will result in an estimated annual savings of $1,100,000 starting in January 2009 when our consolidation plan is complete, excluding approximately $400,000 of severance costs."

Certain Non-GAAP Financial Information
In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company provides certain non-GAAP financial information relating to net income and net income per diluted share, each as adjusted for certain expenses that the Company believes impact the comparability of its results of operations. These expenses arise from professional fees related to the SEC investigation entitled, "In the Matter of Vitesse Semiconductor Corp." and the related internal investigation being conducted by the Company's Audit Committee. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in Exhibit B.

Nu Horizons Electronics Corp. Reports Financial and Operating
Results for the First Quarter of Fiscal Year 2009	Page 2

The Company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the Company's operating performance and underlying trends in the Company's business because management considers the expenses referred to above to be outside the Company's normal operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the Company's financial and operating performance.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income and net income per diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

A conference call to further discuss earnings will be held today at 4:15 pm ET. The conference call may be accessed by dialing 1-877-723-9509 (international, dial 1-719-325-4771) and providing the passcode "Nu Horizons". Listeners can also access the webcast live through the Company's website at www.nuhorizons.com. A telephone replay will be available from 7:15pm Eastern time on July 9, 2008 until 7:15pm on July 16, 2008 at 1-888-203-1112 (international, dial 1-719-457-0820), confirmation code 8845545.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 52 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the level of business and consumer spending for electronic products, the amount of sales of the Company’s products, the competitive environment within the electronics industry, the ability of the Company to continue to expand its operations, the level of costs incurred in connection with the Company’s expansion efforts, the financial strength of the Company’s customers and suppliers and risks related to the pending Vitesse-related SEC and related internal investigations. Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity. The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

 (Tables Follow)

Nu Horizons Electronics Corp. Reports Financial and Operating
Results for the First Quarter of Fiscal Year 2009	Page 3

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months Ended
	May 31, 2008	May 31, 2007
		(As Restated)

NET SALES	$200,152,000	$175,232,000

COSTS AND EXPENSES:
Cost of sales	169,226,000	145,630,000
Operating expenses	28,147,000	25,661,000
	197,373,000	171,291,000

OPERATING INCOME	2,779,000	3,941,000

OTHER (INCOME) EXPENSE
Interest expense	1,120,000	928,000
Interest income	(188,000)	(15,000)
	932,000	913,000

INCOME BEFORE PROVISION FOR INCOME TAXES AND MINORITY INTERESTS	1,847,000	3,028,000

Provision for income taxes	573,000	1,250,000

INCOME BEFORE MINORITY INTERESTS	1,274,000	1,778,000

Minority interest in earnings of subsidiaries	119,000	90,000

NET INCOME	$1,155,000	$1,688,000

NET INCOME PER COMMON SHARE:

Basic	$.06	$.09

Diluted	$.06	$.09

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,971,317	18,217,603
Diluted	18,211,529	19,046,335

(more)

Nu Horizons Electronics Corp. Reports Financial and Operating
Results for the First Quarter of Fiscal Year 2009	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	May 31, 2008	February 29, 2008
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$10,324,000	$3,886,000
Accounts receivable - net of allowance for doubtful accounts of $4,352,000 and $4,267,000 as of May 31, 2008 and February 29, 2008, respectively	153,068,000	150,270,000
Inventories	132,160,000	122,761,000
Deferred tax asset	3,135,000	3,135,000
Prepaid expenses and other current assets	4,607,000	4,306,000
TOTAL CURRENT ASSETS	303,294,000	284,358,000

PROPERTY, PLANT AND EQUIPMENT - NET	4,619,000	4,529,000

OTHER ASSETS:
Cost in excess of net assets acquired	9,925,000	9,925,000
Intangibles - net	2,449,000	2,500,000
Other assets	4,855,000	5,101,000

TOTAL ASSETS	$325,142,000	$306,413,000

- LIABILITIES AND SHAREHOLDERS’ EQUITY -
CURRENT LIABILITIES:
Accounts payable	$77,762,000	$67,306,000
Accrued expenses	9,674,000	8,615,000
Due to seller	3,245,000	3,245,000
Bank credit line	4,595,000	603,000
Income taxes payable	-	133,000
TOTAL CURRENT LIABILITIES	95,276,000	79,902,000

LONG TERM LIABILITIES
Revolving credit line	70,500,000	69,300,000
Executive retirement plan	1,863,000	1,684,000
Deferred tax liability	2,107,000	2,072,000
TOTAL LONG TERM LIABILITIES	74,470,000	73,056,000

MINORITY INTEREST IN SUBSIDIARIES	2,381,000	2,261,000

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding		-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,468,244 and 18,392,457 shares issued and outstanding as of May 31, 2008 and February 29, 2008, respectively	122,000	121,000
Additional paid-in capital	55,618,000	54,979,000
Retained earnings	97,775,000	96,621,000
Other accumulated comprehensive (loss) income	(500,000)	(527,000)
TOTAL SHAREHOLDERS’ EQUITY	153,015,000	151,194,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$325,142,000	$306,413,000

(more)

Nu Horizons Electronics Corp. Reports Financial and Operating
Results for the First Quarter of Fiscal Year 2009	Page 5

EXHIBIT A

Quarterly Sales Analysis
($ in Thousands)

	FY 2009		FY 2008
	Q1	% of Total	Q1	% of Total
Sales by Geographic Area:
North America	$130,357	65.1%	$131,710	75.2%
Asia	52,947	26.5%	32,428	18.5%
Europe	16,848	8.4%	11,094	6.3%
	$200,152	100%	$175,232	100%

	FY 2009		FY 2008
	Q1	% of Total	Q1	% of Total
Sales for Electronics and Systems:
Electronics Component
Distribution	$185,922	92.9%	$162,114	92.5%
Systems	14,230	7.1%	13,118	7.5%
	$200,152	100%	$175,232	100%

Nu Horizons Electronics Corp. Reports Financial and Operating
Results for the First Quarter of Fiscal Year 2009	Page 6

EXHIBIT B

Proforma Effect of Professional Fees:

The table below presents proforma net income and proforma diluted earnings per share which gives effect to operating results, excluding professional fees:

Reconciliation of Reported Net Income to Proforma Net Income
And Diluted Earnings Per Share

	Quarter Ended May 31, 2008	Quarter Ended May 31, 2007
	(Unaudited)	(Unaudited)

Reported actual net income	$1,155,000	$1,688,000
Add: Professional fees(1) net of tax:	670,000	268,000
Proforma net income	$1,825,000	$1,956,000

Proforma diluted earnings per share	$.10	$.10

Diluted shares outstanding	18,211,529	19,046,335

Notes:
(1)	Professional fees related to the SEC inquiry and the Company's related internal investigation in the action entitled, "In the matter of Vitesse Semiconductor."

# # #